UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

(515) 345-2902
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On December 12, 2018, at a joint meeting, the Inter-Company Committees of the boards of directors of EMC Insurance Group Inc. (the "Company") and Employers Mutual Casualty Company (Employers Mutual), the Company's parent organization, approved the continuation of the terms of the 2018 inter-company reinsurance program between the Company's reinsurance subsidiary, EMC Reinsurance Company, and Employers Mutual for calendar year 2019. The annual cost of the per occurrence catastrophe excess of loss treaty will remain at $1,630,000, and the cost of the annual aggregate catastrophe excess of loss treaty will remain at $3,620,000, with no changes in the other terms of the treaties.
Also approved at this joint meeting was the continuation of the terms of the 2018 inter-company reinsurance program between the Company's insurance subsidiaries in the property and casualty insurance segment and Employers Mutual for calendar year 2019. The cost of the semi-annual aggregate catastrophe excess of loss treaty covering the first half of the year will remain at $5,960,000, and the cost of the semi-annual aggregate catastrophe excess of loss treaty covering the second half of the year will remain at $1,380,000, with no changes in the other terms of the treaties.
The purpose of the Inter-Company Committees is to ensure that the terms of the agreements are fair and equitable to both parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on December 13, 2018.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer